EXHBIT A

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitute and appoint Robert B. Goergen and Harold B. Finn III, and each of them, with full power to act without the others, his/her/its true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself/herself as an individual or in his/her capacity as a direct or indirect general partner, director, officer or manager of any partnership, corporation or limited liability company, pursuant to section 13 or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if necessary or appropriate, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he/she might or could do in person, thereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed this Power of Attorney, or caused this this Power of Attorney to be signed, as of the 20th day of July, 2012.

ROBERT B. GOERGEN /s/Robert B. Goergen Robert B. Goergen
PAMELA M. GOERGEN /s/Pamela M. Goergen Pamela M. Goergen
THE GOERGEN FOUNDATION, INC. By: /s/Robert B. Goergen Name: Robert B. Goergen Title: President
ROPART INVESTMENTS, LLC By: /s/Robert B. Goergen Name: Robert B. Goergen Title: Manager
ROBERT B. GOERGEN, JR. /s/Robert B. Goergen, Jr. Robert B. Goergen, Jr.
TODD A. GOERGEN /s/Todd A. Goergen Todd A. Goergen
STACEY GOERGEN /s/Stacey Goergen Stacey Goergen
EMMA GOERGEN /s/Emma Goergen Emma Goergen